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                                                                     Exhibit 5.1


                           [Reed Smith LLP Letterhead]

                              September 12, 2001


Next Generation Media Corp.
8380 Alban Road
Springfield, VA 22150

            RE: Registration Statement on Form S-8

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-8 ("Registration Statement") that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering up to 150,000 shares (the "Shares") of common stock, par value $0.01 per share, of Next Generation Media Corp. (the "Company"). The Shares will be issuable upon the filing of the Form S-8 in accordance with the Consulting Agreement between the Company and Paul Cummings dated August 21, 2001 (the "Consulting Agreement").

        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and others. We are not herein passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements or other provisions in any of the documents or materials.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Consulting Agreement will be validly issued, fully paid and nonassessable.

        In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws and the laws of the Commonwealth of Virginia. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the laws of the Commonwealth of Virginia, however, we express no opinion as to the extent to which the laws of the Commonwealth of Virginia or such other jurisdiction may apply.



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Next Generation Media Corp.
September 12, 2001
Page 2



        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/Reed Smith Hazel & Thomas LLP



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